EXHIBIT 32

McDATA Corporation

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of McDATA Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 11, 2006	/s/ JOHN A. KELLEY, JR.
John A. Kelley, Jr.
Chairman, President and Chief Executive Officer

Dated: December 11, 2006	/s/ SCOTT BERMAN
Scott Berman
Executive Vice President of Finance and Chief Financial Officer